UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

ASTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)

NEW YORK	0-7087	16-0959303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way, East Aurora, New York		14052
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indemnity Agreements.

        Astronics Corporation (the "Company"), entered into Indemnity Agreements ("Agreements") dated April 28, 2005, with all its officers and directors and several key employees. The Agreements, which were approved by the Board of Directors on April 28, 2005, differ only in party names.

        Pursuant to the Agreements, the Company has agreed to indemnify each indemnitee against any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or key employee of the Company or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another entity. The indemnification extends to any threatened, pending or completed action, whether civil, criminal, administrative or investigative in nature, and covers expenses, including attorney's fees, judgments, fines, and penalties actually and reasonably incurred in the defense or settlement of an action. The indemnification is subject to various terms and conditions, and will only be provided if the indemnitee acted in good faith and in a manner reasonably believed to be in the best interests of the Company, and, in the case of a criminal action, suit or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. However, no indemnification will be provided where the indemnitee is found liable to the Company, unless a court of competent jurisdiction determines that the indemnitee is fairly and reasonably entitled to indemnification. Subject to various terms and conditions, the Agreements also provide for advancement of expenses, including attorney's fees, incurred in defending any action, suit or proceeding. The indemnitee must repay advances amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Company. The indemnification extends to the indemnitee's estate, whether or not the deceased indemnitee acted in good faith, and in certain cases the indemnitee's spouse. A copy of the form of Agreement is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Amended Credit Agreement

   On March 31, 2005, the Company entered into that certain Renewed and Amended Credit Agreement, dated March 31, 2005, by and among the Company and HSBC Bank USA ("HSBC Bank") (the "Renewed and Amended Credit Agreement").    The Renewed and Amended Credit Agreement increased the Company's maximum availability under its demand discretionary line of credit under its revolving demand facility from $8.0 million to $15.0 million.

    The revolving demand facility is subject to annual review by June 30th of each year.  The Renewed and Amended Credit Agreement expires on June 30, 2006 unless renewed or extended in writing.

    The summary of the foregoing transaction  is qualified in its entirety by reference to the text of the Renewed and Amended Credit Agreement.

Item 2.02 Results of Operations and Financial Condition.

        On April 27, 2005, Astronics Corporation issued a news release announcing its financial results for the quarter ended April 2, 2005. A copy of this news release is attached as Exhibit 99.1.

        The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

    (c)    Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement

99.1	Press Release of Astronics Corporation dated April 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION

Date:	April 29, 2005	By:	/s/ David C. Burney
David C. Burney
Vice President Finance, Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

10.1	Form of Indemnification Agreement

99.1	Press Release of Astronics Corporation dated April 27, 2005